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                      LXR Biotechnology Inc. and Subsidiary
                                  Exhibit 11.01
                        Computation of Net Loss Per Share



                                      Three Months Ended                     Six Months Ended
                                           June 30,                              June 30,
                                -------------------------------       -------------------------------
                                    1998               1997               1998               1997
                                    ----               ----               ----               ----
Net Loss                        $  2,503,245       $  2,287,303       $  5,784,581       $  4,137,987
                                ------------       ------------       ------------       ------------

Weighted average number of
  shares outstanding:
Common Stock                      28,396,380         21,818,597         28,153,445         21,815,233
Common Stock to be issued            137,384            187,500            106,364            187,500
                                ------------       ------------       ------------       ------------

                                  28,533,764         22,006,097         28,259,809         22,002,733
                                ============       ============       ============       ============

Net Loss Per Share              $      (0.09)      $      (0.10)      $      (0.20)      $      (0.19)
                                ============       ============       ============       ============